                                                                     EXHIBIT 2.1


                     IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE SOUTHERN DISTRICT OF TEXAS
                            CORPUS CHRISTI DIVISION



IN RE:                                 |
                                       |
TRANSAMERICAN REFINING                 |     CASE NO. 99-21552-C-11
CORPORATION,                           |
                                       |
DEBTOR.                                |

                  SECOND AMENDED, MODIFIED AND RESTATED PLAN OF
                      LIQUIDATION UNDER CHAPTER 11 OF THE
                       BANKRUPTCY CODE PROPOSED BY DEBTOR

                              Dated: July 18, 2000










JORDAN, HYDEN, WOMBLE                               GARDERE & WYNNE, L.L.P.
& CULBRETH, P.C.                                    John Nabors
Shelby Jordan                                       Deirdre B. Ruckman
Bank America Towers                                 3000 Thanksgiving Tower
500 N. Shoreline, Suite 900                         1601 Elm Street
Corpus Christi, TX 78471                            Dallas, TX 75201

COUNSEL FOR DEBTOR                                  SPECIAL COUNSEL FOR DEBTOR

                               TABLE OF CONTENTS


                                                                            Page

                                   ARTICLE I

                                  INTRODUCTION

Section 1.01    Introduction..............................................   1

                                   ARTICLE II

                                  DEFINITIONS

Section 2.01    Administrative Designee...................................   1
Section 2.02    Administrative Expense....................................   1
Section 2.03    Allowed...................................................   1
Section 2.04    Allowed Claim or Allowed Interest.........................   1
Section 2.05    Bankruptcy Code...........................................   2
Section 2.06    Bankruptcy Court..........................................   2
Section 2.07    Bankruptcy Rules..........................................   2
Section 2.08    Bar Date..................................................   2
Section 2.09    Bondholder Committee......................................   2
Section 2.10    Bondholder DIP Facility...................................   2
Section 2.11    Bondholder Dip Secured Claims.............................   2
Section 2.12    Bondholder Lenders........................................   2
Section 2.13    Business Day..............................................   2
Section 2.14    Cash......................................................   2
Section 2.15    Causes of Action..........................................   3
Section 2.16    Chapter 11 Case...........................................   3
Section 2.17    Claim.....................................................   3
Section 2.18    Class.....................................................   3
Section 2.19    Collateral................................................   3
Section 2.20    Confirmation..............................................   3
Section 2.21    Confirmation Date.........................................   3
Section 2.22    Confirmation Hearing......................................   3
Section 2.23    Confirmation Order........................................   3
Section 2.24    Creditor..................................................   3
Section 2.25    Creditors' Committee......................................   4
Section 2.26    Debtor....................................................   4
Section 2.27    Defendants................................................   4
Section 2.28    Deficiency Claim..........................................   4
Section 2.29    Disallowed................................................   4
Section 2.30    Disbursing Agent..........................................   4
Section 2.31    Disclosure Statement......................................   4
Section 2.32    Disputed Claim............................................   4
Section 2.33    Disputed Interest.........................................   4
Section 2.34    Distribution Record Date..................................   4

Section 2.35  Distributions ................................................ 5
Section 2.36  Effective Date ............................................... 5
Section 2.37  Entity ....................................................... 5
Section 2.38  Estate ....................................................... 5
Section 2.39  Estate Representative ........................................ 5
Section 2.40  Face Amount .................................................. 5
Section 2.41  File, Filed or Filing ........................................ 5
Section 2.42  Final Order .................................................. 5
Section 2.43  Firstar ...................................................... 6
Section 2.44  First Union .................................................. 6
Section 2.45  General Unsecured Claim ...................................... 6
Section 2.46  Governmental Unit ............................................ 6
Section 2.47  Impaired ..................................................... 6
Section 2.48  Indenture Trustee ............................................ 6
Section 2.49  Indenture Trustee Claim ...................................... 6
Section 2.50  Interests .................................................... 6
Section 2.51  Lawsuit ...................................................... 6
Section 2.52  Lien ......................................................... 6
Section 2.53  Litigation Trust ............................................. 7
Section 2.54  Litigation Trust Agreement ................................... 7
Section 2.55  Paying Agent ................................................. 7
Section 2.56  Petition Date ................................................ 7
Section 2.57  Plan ......................................................... 7
Section 2.58  Plan Documents ............................................... 7
Section 2.59  Priority Claim ............................................... 7
Section 2.60  Professionals ................................................ 7
Section 2.61  Ratable Proportion ........................................... 7
Section 2.62  Schedules .................................................... 7
Section 2.63  Secured Claim ................................................ 8
Section 2.64  TARC ......................................................... 8
Section 2.65  TARC Common Stock ............................................ 8
Section 2.66  TARC Senior Secured Loan Agreement ........................... 8
Section 2.67  TARC Senior Secured Note ..................................... 8
Section 2.68  TARC Senior Secured Note Claims .............................. 8
Section 2.69  TARC Senior Secured Note Deficiency Claim .................... 8
Section 2.70  TARC Subordinated Notes ...................................... 8
Section 2.71  TARC Subordinated Notes Indenture ............................ 8
Section 2.72  TCR .......................................................... 8
Section 2.73  TCR Preferred Stock .......................................... 8
Section 2.74  TEC .......................................................... 8
Section 2.75  TEC Bondholders .............................................. 9
Section 2.76  TEC Plan ..................................................... 9
Section 2.77  TEC Senior Secured Notes ..................................... 9
Section 2.78  TEC Senior Secured Notes Indenture ........................... 9
Section 2.79  TransTexas ................................................... 9
Section 2.80  TransTexas Plan .............................................. 9
Section 2.81  Unclaimed Property ........................................... 9

                                  ARTICLE III

                    PROVISIONS FOR PAYMENT OF ADMINISTRATIVE

                       EXPENSE CLAIMS AND PRIORITY CLAIMS

Section 3.01  Treatment of Allowed Administrative Expenses .................. 10
Section 3.02  Bondholder DIP Secured Claims ................................. 10
Section 3.03  Treatment of Allowed Priority Claims .......................... 10

                                   ARTICLE IV

                     CLASSIFICATION OF CLAIMS AND INTERESTS

Section 4.01  Class 1 ....................................................... 10
Section 4.02  Class 2 ....................................................... 11
Section 4.03  Class 3 ....................................................... 11
Section 4.04  Class 4 ....................................................... 11

                                   ARTICLE V

                       TREATMENT OF CLAIMS AND INTERESTS

Section 5.01  Treatment of Allowed Class 1 Claim (TARC Senior Secured Note
               Claims) ...................................................... 11
Section 5.02  Treatment of Allowed Class 2 Claims (General Unsecured
               Claims) ...................................................... 11
Section 5.03  Treatment of Allowed Class 3 Claims (TARC Subordinated Note
               Claims) ...................................................... 12
Section 5.04  Treatment of Allowed Class 4 Interests (TARC Common Stock
               Interests) ................................................... 12

                                   ARTICLE VI

                      MEANS FOR IMPLEMENTATION OF THE PLAN

Section 6.01  General Corporate Matters ..................................... 12
Section 6.02  Distributions to Holders of Allowed Claims; Further
               Transactions ................................................. 12
Section 6.03  Distribution to Holders of TARC Subordinated Notes and TEC
               Bondholders .................................................. 12
Section 6.04  Approval of Agreements ........................................ 13
Section 6.05  Cancellation and Surrender of Existing Securities; Cancellation
               of Indentures ................................................ 13
Section 6.06  Estate Representative ......................................... 14
Section 6.07  Litigation Trust .............................................. 15
Section 6.08  Corporate Action .............................................. 15
Section 6.09  Payment of Fees ............................................... 15



                                  ARTICLE VII

                 DISPUTED CLAIMS, DISPUTED INTERESTS, RESERVES

                   AND MISCELLANEOUS DISTRIBUTION PROVISIONS

Section 7.01  Objections .................................................... 16
Section 7.02  Amendments to Claims; Claims Filed After the Confirmation
              Date .......................................................... 16
Section 7.03  Payment or Distribution of Disputed Claim or Disputed
              Interest ...................................................... 16
Section 7.04 Timing of Payment or Distribution When a Disputed Claim or Disputed Interest Becomes an Allowed Claim or Allowed
              Interest ...................................................... 16
Section 7.05  Undeliverable or Unclaimed Distributions ...................... 17
Section 7.06  Allocation of Consideration ................................... 17
Section 7.07  Distributions to the Holders of General Unsecured Claims ...... 17
Section 7.08  Transmittal of Distributions and Notices ...................... 17
Section 7.09  Distribution Record Date ...................................... 18
Section 7.10  Method of Cash Distributions .................................. 18
Section 7.11  Distributions on Non-Business Days ............................ 18
Section 7.12  Withholding Taxes.............................................. 18
Section 7.13  Disputed Distributions......................................... 18

                                  ARTICLE VIII

             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 8.01  Rejection Generally ........................................... 19
Section 8.02  Bar Date for Rejection Damages ................................ 19

                                   ARTICLE IX

                    DISCHARGE, RELEASES AND INDEMNIFICATION

Section 9.01  No Discharge of Debtor ........................................ 19
Section 9.02  Releases ...................................................... 19
Section 9.03  Indemnification ............................................... 20
Section 9.04  Conclusion of Chapter 11 Cases and Dissolution of Creditors'
              Committee ..................................................... 21

                                   ARTICLE X

                 CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE

Section 10.01  Conditions to Occurrence of the Effective Date ............... 21
Section 10.02  Waiver of Conditions ......................................... 21

                                   ARTICLE XI

                              LEGAL BINDING EFFECT

Section 11.01  Effects of Confirmation ...................................... 21

                                  ARTICLE XII

                           ADMINISTRATIVE PROVISIONS

Section 12.01  Retention of Jurisdiction .................................... 22
Section 12.02  Cram Down .................................................... 23
Section 12.03  Modification of the Plan ..................................... 23
Section 12.04  Exemption from Certain Transfer Taxes ........................ 24
Section 12.05  Compromise of Controversies .................................. 24
Section 12.06  Withdrawal or Revocation of the Plan ......................... 24
Section 12.07  Successors and Assigns ....................................... 24
Section 12.08  Governing Law ................................................ 25
Section 12.09  Notices ...................................................... 25
Section 12.10  Severability ................................................. 25
Section 12.11  Interpretation, Rules of Construction, Computation of Time,
               and Choice of Law ............................................ 26
Section 12.12  No Admissions ................................................ 27
Section 12.13  Limitation of Liability ...................................... 27

                                   ARTICLE I

                                  INTRODUCTION

          Section 1.01 Introduction. This Plan is proposed by TransAmerican Refining Corporation. Reference is made to the Disclosure Statement accompanying the Plan for a discussion TransAmerican Refining Corporation's history, results of operations, historical financial information and properties, and for a summary and analysis of this Plan. All holders of Claims against and Interests in TransAmerican Refining Corporation are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.

                                   ARTICLE II

                                  DEFINITIONS

          The following terms used herein shall have the respective meanings defined below:

          Section 2.01 Administrative Designee means the person designated by the Debtor and authorized by the Bankruptcy Court in the Confirmation Order to sign the documents necessary for the dissolution of the Debtor and to serve as the post-closing administrator for the wind-up of the Debtor.

          Section 2.02 Administrative Expense means (a) any cost or expense of administration of the Chapter 11 Case (including, without limitation, the fees and expenses of Professionals) asserted or arising under Sections 503(b), or 507(b) of the Bankruptcy Code, (b) a Claim determined to be an Administrative Expense pursuant to a Final Order, and (c) any fees or charges assessed against the Estate under Section 1930, title 28, United States Code.

          Section 2.03 Allowed means with respect to Claims and Interests, (a) any Claim against, or Interest in, the Debtor, proof of which is timely Filed or by order of the Bankruptcy Court is not or will not be required to be Filed,
(b) any Claim or Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely Filed proof of Claim has been Filed, (c) any Interest registered in the stock register maintained by or on behalf of the Debtor as of the Distribution Record Date or (d) any Claim allowed pursuant to this Plan and, in each such case in
(a), (b) and (c) above, as to which either (i) no objection to the allowance thereof has been Filed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) such an objection is so Filed and the Claim and Interest shall have been allowed pursuant to a Final Order (but only to the extent so allowed).

          Section 2.04 Allowed Claim or Allowed Interest means an Allowed Claim or an Allowed Interest in a specified class. For example, an Allowed General Unsecured Claim is an Allowed Claim in the General Unsecured Claims Class and an Allowed Old Common Stock Interest is an Allowed Interest in the Old Common Stock Interest Class.


Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                     Page 1

          Section 2.05 Bankruptcy Code means Title 11, United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

          Section 2.06 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, having jurisdiction over the Chapter 11 Case or such other court of competent jurisdiction as may obtain such jurisdiction in the future.

          Section 2.07 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under Section 2075, title 28, United States Code, as amended from time to time, applicable to the Chapter 11 Case, and any local rules of the Bankruptcy Court.

          Section 2.08 Bar Date means as to Creditors other than Governmental Units, September 27, 1999, as the final date for Filing proofs of Claim or proofs of Interest herein; and as to Governmental Units, October 18, 1999, as the date for Filing Proofs of Claim or Proofs of Interest herein.

          Section 2.09 Bondholder Committee means an unofficial committee composed of the following TEC Bondholders: Credit Suisse First Boston Corporation, Oaktree Capital Management, L.L.C., Angelo Gordon & Co., L.P. and Merrill Lynch Asset Management, L.P.; provided, however, each of the foregoing Entities shall cease to be a member of such committee from any date on which it ceases to hold or manage at least $50,000,000 in principal amount of the TEC Senior Secured Notes.

          Section 2.10 Bondholder DIP Facility means the Debtor-In-Possession loans and other financial accommodations provided pursuant to the Credit Agreement among TransTexas, as borrower, the Debtor and TEC, as guarantors, and the Bondholder Lenders dated as of April 27, 1999, as amended, and all ancillary agreements and instruments thereto.

          Section 2.11 Bondholder Dip Secured Claims means the Secured Claims of the Bondholder Lenders arising under the Bondholder DIP Facility.

          Section 2.12 Bondholder Lenders means Credit Suisse First Boston Management Corporation, Angelo Gordon & Co., L.P., and Oaktree Capital Management, L.L.C. and their respective successors and assigns.

          Section 2.13 Business Day means any day other than a Saturday, Sunday or legal holiday.

          Section 2.14 Cash means currency, a certified check, a cashier's check or a wire transfer of immediately available funds from any source or a check drawn on a domestic bank.

          Section 2.15 Causes of Action means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and Claims, whether known or unknown, reduced to judgment, not reduced to


Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                     Page 2
judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or indirectly or derivatively, in law, equity or otherwise.

          Section 2.16 Chapter 11 Case means the Debtor's voluntary case pending in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code as case number 99-21552.

          Section 2.17 Claim means any right to (a) payment from the Debtor, whether or not such right is reduced to judgement, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown, or (b) an equitable remedy for breach of performance if such breach gives rise to a right or payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, known or unknown.

          Section 2.18 Class means any group of substantially similar Claims or Interests classified by the Plan pursuant to Section 1129(a)(1) of the Bankruptcy Code.

          Section 2.19 Collateral means any property or interest in property of the Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

          Section 2.20 Confirmation means the entry to the Confirmation Order on the docket maintained by the Clerk of the Bankruptcy Court with respect to the Chapter 11 Case.

          Section 2.21 Confirmation Date means the date on which the Confirmation Order is entered on the docket maintained by the Clerk of the Bankruptcy Court with respect to the Chapter 11 Case.

          Section 2.22 Confirmation Hearing means the hearing held by the Bankruptcy Court regarding confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code, as such hearing may be adjourned from time to time.

          Section 2.23 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code and approving the settlement and compromise effectuated under Section 5.03(a) of the Plan.

          Section 2.24 Creditor means any Entity that is the holder of a Claim that arose on or before the Petition Date or a Claim of the kind specified in
Section 502(g), 502(h) or 502(i) of the Bankruptcy Code.

          Section 2.25 Creditor's Committee means the Official Committee of Unsecured Creditors in the Chapter 11 cases of the Debtor, TEC and TransTexas, as appointed by the Office of the United States Trustee and reconstituted from time to time, which members are identified in the Disclosure Statement.

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                     Page 3

          Section 2.26 Debtor means TransAmerican Refining Corporation, a Texas corporation, the debtor in the Chapter 11 Case.

          Section 2.27 Defendants means Bill Elder, WWL-TV, A.H. Belo, the defendants in the Lawsuit.

          Section 2.28 Deficiency Claim means with respect to a Claim that is partially secured, the amount by which the Allowed amount of such Claim exceeds the value of the Collateral which secures such Claim.

          Section 2.29 Disallowed means, when used with respect to a Claim or an Interest, a Claim or an Interest that has been disallowed pursuant to a Final Order.

          Section 2.30 Disbursing Agent means the Estate Representative.

          Section 2.31 Disclosure Statement means the Disclosure Statement relating to the Plan, including, without limitation, all exhibits and schedules thereto as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code, as such Disclosure Statement may be amended, modified, or supplemented.

          Section 2.32 Disputed Claim means the portion (including, when appropriate, the whole) of a Claim that is not an Allowed Claim as to which:
(a) a proof of Claim has been Filed, or deemed Filed under applicable law or order of the Bankruptcy Court; (b) an objection has been or may be timely Filed; and (c) such objection has not been; (i) withdrawn, (ii) overruled or denied in whole or in part pursuant to a Final Order, or (iii) granted in whole or part pursuant to a Final Order. Before the time that an objection has been or may be Filed, a Claim shall be considered a Disputed Claim (A) if the amount of classification of the Claim specified in the proof of Claim exceeds the amount or classification of any corresponding Claim scheduled by the Debtor in its Schedules, to the extent of such excess; (B) in it entirety, if any corresponding Claim scheduled by the Debtor has been scheduled as disputed, contingent or unliquidated in its Schedules; or (C) in its entirety, if no corresponding Claim has been scheduled by the Debtor in its Schedules.

          Section 2.33 Disputed Interest means an Interest, or portion thereof, that has not become an Allowed Interest.

          Section 2.34 Distribution Record Date means 5:00 p.m. on the Business Day immediately preceding the Confirmation Date or other such time and date designated in the Confirmation Order.

          Section 2.35 Distributions means the distributions to be made pursuant to the Plan.

          Section 2.36 Effective Date means a Business Day selected by the Debtor, with the prior consent of the Bondholder Committee that is the later of
(a) a day that is not less than eleven (11) days after the Confirmation Date and (b) the first Business Day on which all conditions to the occurrence of the Effective Date have been satisfied or duly waived.

Second Amended, Modified or Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                     Page 4

          Section 2.37 Entity means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, limited liability company, estate, entity, trust, trustee, United States Trustee, unincorporated organization, government, Governmental Unit, agency or political subdivision thereof.

          Section 2.38 Estate means the estate of TARC created by Section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

          Section 2.39 Estate Representative means the Person appointed by the Debtor, with the prior consent of the Creditors' Committee and the Bondholder Committee, who shall be an attorney experienced in commercial litigation to serve as the Litigation Trustee and the Disbursing Agent.

          Section 2.40 Face Amount means: (a) with respect to a particular Claim
(i) if the Claim is listed in the Schedules and the holder of such Claim has not Filed a proof of Claim within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy rules or other applicable law, the amount of such Claim that is listed in the Schedules as not disputed, contingent or unliquidated; or (ii) if the holder of such Claim has Filed a proof of Claim with the Bankruptcy Court within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the liquidated amount stated in such proof of Claim or such amount as is determined by the Final Order of the Bankruptcy Court; (b) in the case of an Administrative Expense, the liquidated amount set forth in any application Filed with respect thereto, or the amount set forth in the Debtor's books and records or such amount as is determined pursuant to a Final Order; or (c) in all other cases, zero or such amount as shall be fixed or estimated pursuant to a Final Order.

          Section 2.41 File, Filed or Filing means file, filed or filing with the Bankruptcy Court in the Chapter 11 Case.

          Section 2.42 Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Case, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed relating to such order, shall not cause such order not to be a Final Order.


Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                     Page 5

          Section 2.43 Firstar means Firstar Bank, N.A., formerly known as Firstar Bank of Minnesota, N.A., as Indenture Trustee for the TEC Bondholders.

          Section 2.44 First Union means First Union National Bank, as Indenture Trustee for the TARC Subordinated Notes.

          Section 2.45 General Unsecured Claim means any Claim that is not an Administrative Expense, a Priority Claim, a Secured Claim, a TARC Senior Secured Note Claim, or a TARC Subordinated Note Claim.

          Section 2.46 Governmental Unit means a governmental unit as such term is defined in section 101(27) of the Bankruptcy Code.

          Section 2.47 Impaired means with respect to any Claim or Interest, impaired within the meaning of Section 1124 of the Bankruptcy Code.

          Section 2.48 Indenture Trustee means any entity identified as the trustee, paying agent or other similar fiduciary under a bond, note or other debt instrument (including, but not limited to, the TEC Senior Secured Notes and the TARC Subordinated Notes), whether or not the agreement evidencing the debt or delineating its terms is denominated as an indenture.

          Section 2.49 Indenture Trustee Claim means the fees and expenses of First Union or Firstar, as Indenture Trustee under their respective Indentures, or any other successor Indenture Trustee, incurred in their capacity as such, including the fees and expenses of counsel.

          Section 2.50 Interests means, as of the Petition Date, the equity Interests in the Debtor, including, without limitation, shares of common stock and shares of preferred stock of the Debtor and any rights, options, warrants calls, subscriptions or other similar rights or agreements, commitments or outstanding securities obligating the Debtor to issue, transfer or sell any shares of capital stock of the Debtor.

          Section 2.51 Lawsuit means the Debtor's Causes of Action in that case styled TARC and John Stanley v. Bill Elder, WWL-TV, A.H. Belo, currently pending in the 19th District Court, East Baton Rouge Parish, LA.

          Section 2.52 Lien means any charge against, encumbrance upon or other interest in property, the purpose of which is to secure payment of a debt or performance of an obligation.

          Section 2.53 Litigation Trust means the trust created by the Litigation Trust Agreement and set up for the benefit of the Class 2 Creditors and Class 3 Creditors.

          Section 2.54 Litigation Trust Agreement means the Creditor Litigation Trust Agreement in the form acceptable to the Creditors Committee, the Debtor and the Bondholders Committee.

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                     Page 6

          Section 2.55 Paying Agent means the Disbursing Agent, any Indenture Trustee, or any other entity contractually authorized and/or obligated to make Distributions to certain holders of Claims and Interests and similar intermediaries an agents participating in making or conveying Distributions as required by the Plan.

          Section 2.56 Petition Date means April 20, 1999, the date on which the Debtor commenced the Chapter 11 Case.

          Section 2.57 Plan means this Second Amended, Modified and Restated Plan of Liquidation Under Chapter 11 of the Bankruptcy Code proposed by the Debtor dated as of September 29, 1999, and as amended and restated by the Plan dated as of July 18, 2000, including, without limitation, the annexes, exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the Confirmation Order, the provisions of the Bankruptcy Code and the terms hereof.

          Section 2.58 Plan Documents means the Litigation Trust Agreement and the other agreements, documents and instruments entered into on or as of the Effective Date as contemplated by, and in furtherance of, the Plan.

          Section 2.59 Priority Claim means any Claim other than an Administrative Expense Claim, entitled to priority in payment under Section 507(a) of the Bankruptcy Code.

          Section 2.60 Professionals means those Entities: (a) employed pursuant to an order of the Bankruptcy Court in accordance with Sections 327 or 1103 of the Bankruptcy Code providing for compensation for services rendered prior to the Effective Date pursuant to Sections 327, 283, 329, 330 and 331 of the Bankruptcy Code, or (b) seeking compensation and reimbursement pursuant to Sections 503(b)(2) or (4) of the Bankruptcy Code.

          Section 2.61 Ratable Proportion means, with reference to any Distribution on account of any Claim or Interest in any Class or subclass, a Distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Claim or number of shares evidencing such Interests, as applicable, bears to the aggregate amount of Claims or aggregate number of outstanding shares of Interest in the same Class or subclass, as applicable.

          Section 2.62 Schedules means the schedules of assets and liabilities and the statement of financial affairs Filed by the Debtor under Section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 on June 14, 1999, as amended from time to time.

          Section 2.63 Secured Claim means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral (a) as set forth in the Plan, (b) as agreed to by the holder of such Claim and the Debtor or (c) as determined pursuant to a Final Order in accordance with Section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under
Section 553 of the Bankruptcy Code, to the extent of such setoff.


Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 7

          Section 2.64 TARC means TransAmerican Refining Corporation, a Texas corporation, the Debtor and the Debtor-in-Possession.

          Section 2.65 TARC Common Stock means all authorized, issued and outstanding shares of common stock of TARC, $0.1 par value, as of the Petition Date and all other Interests.

          Section 2.66 TARC Senior Secured Loan Agreement means the Loam Agreement between TARC and TEC, dated as of June 13 1997, as amended from time to time.

          Section 2.67 TARC Senior Secured Note means the fully accreted $920 million senior secured note dated June 13, 1997, originally made by TARC payable to TEC and which was pledged as collateral for the TEC Senior Secured Notes.

          Section 2.68 TARC Senior Secured Note Claims means the Claims of the holder of the TARC Senior Secured Note as of the Distribution Record Date.

          Section 2.69 TARC Senior Secured Note Deficiency Claim means the Deficiency Claim of the holder of the $920 million senior secured note dated June 13, 1997, originally made by TARC payable to TEC.

          Section 2.70 TARC Subordinated Notes means the $200 million aggregate principal amount of TARC 16% Senior Subordinated Notes due 2001 issued by TARC pursuant to the TARC Subordinated Notes Indenture.

          Section 2.71 TARC Subordinated Notes Indenture means the Indenture between TARC, as issuer, and First Union, as Indenture Trustee, dated as of December 30, 1997, as amended from time to time, which relate to the TARC Subordinated Notes.

          Section 2.72 TCR means TCR Holding Corporation, a Delaware corporation.

          Section 2.73 TCR Preferred Stock means all stock held by TCR in Orion Refining Corporation, f/k/a TransContinental Refining Corporation pledged to TEC under that certain Pledge Agreement between TCR and TEC dated December 15, 1998, as amended.

          Section 2.74 TEC means TransAmerican Energy Corporation, a Delaware corporation, and a debtor-in-possession, in case number 99-21551, pending in the Bankruptcy Court and which is jointly administered with the Debtor and TransTexas.

          Section 2.75 TEC Bondholders means the holders, of the TEC Senior Secured Notes as of the Distribution Record Date.

          Section 2.76 TEC Plan means the Second Amended, Modified and Restated Plan of Liquidation under Chapter 11 of the Bankruptcy Code proposed by TEC dated as of September 29, 1999, and as amended and restated in the TEC plan of liquidation dated as of July 18,


Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 8

2000, including, without limitation, the annexes, exhibits and schedules thereto, amended from time to time.

          Section 2.77 TEC Senior Secured Notes means, collectively, the $475 million aggregate principal amount of the 11 1/2% Senior Secured Notes due 2002 and the $1.13 billion aggregate principal amount of the 13% Senior Secured Discount Notes due 2002 issued by TEC pursuant to the TEC Senior Secured Notes Indenture.

          Section 2.78 TEC Senior Secured Notes Indenture means the Indenture between TEC, as issuer, and Firstar, as Indenture Trustee, dated as of June 13, 1997, as amended from time to time, which relates to the TEC Senior Secured Notes.

          Section 2.79 TransTexas means TransTexas Gas Corporation, a Delaware corporation and Debtor-in-Possession, in Case No. 99-21550, pending in the Bankruptcy Court and which is jointly administered with the Chapter 11 cases of the Debtor and TEC.

          Section 2.80 TransTexas Plan means the Second Amended, Modified and Restated Plan of Reorganization under Chapter 11 of the Bankruptcy Code proposed by TransTexas dated as of September 29, 1999, and as amended and restated by the TransTexas plan of reorganization dated as of January 25, 2000, and confirmed by an order of the Bankruptcy Court entered on February 7, 2000, including without limitation, the annexes, exhibits and schedules thereto, as the same may be amended or modified from time to time in accordance with the confirmation order entered in the TransTexas bankruptcy proceeding and pursuant to, the provisions of the Bankruptcy Code and the terms thereof.

          Section 2.81 Unclaimed Property means any Cash unclaimed on or after the applicable distribution date made in respect of the relevant Allowed Claim or Allowed Interest. Unclaimed Property shall include: (a) checks (and the funds represented thereby), mailed to an address of a holder of a Allowed Claim or Interest and returned as undeliverable without a proper forwarding address;
(b) funds for uncashed checks; and (c) checks (and the funds represented thereby) not mailed or delivered because no address to mail or deliver such property was available.

                                  ARTICLE III

          PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND
                                PRIORITY CLAIMS

          Section 3.01 Treatment of Allowed Administrative Expenses. Unless otherwise provided for herein, each holder of an Allowed Administrative Expense (including, without limitation, all compensation and reimbursement of expenses of Professionals pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code) shall receive 100% of the unpaid Allowed amount of such Administrative Expense in Cash on or as soon as reasonably practicable after the later of: (a) the Effective Date; and (b) the date on which such Administrative Expense becomes Allowed, provided, however, that an Allowed Administrative Expense may be paid on such other terms and conditions as are agreed to between the Debtor and the holder of such Allowed Administrative Expense. All Professionals requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, or 503(b) of the Bankruptcy Code for services rendered before the Effective Date shall File and serve on the Debtor, the Creditors' Committee, the Bondholder Committee, and the United States Trustee an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Confirmation Date. Objections to applications of Professionals for compensation or reimbursement of expenses must be Filed and served on the Debtor, the United States Trustee, the Bondholder Committee, the Creditors' Committee and the Professionals to whose fee application the objections are addressed.

          Section 3.02 Bondholder DIP Secured Claims. The holders of the Bondholder DIP Secured Claims shall receive no Distribution under this Plan.

          Section 3.03 Treatment of Allowed Priority Claims. Each holder of an Allowed Priority Claim shall receive on account of such Allowed Priority Claim Cash in an amount equal to the Allowed Amount of its Claim on or as soon as practicable after the later of: (a) the Effective Date or (b) the date on which such Priority Claim became an Allowed Priority Claim.

                                   ARTICLE IV

                     CLASSIFICATION OF CLAIMS AND INTERESTS

          Pursuant to Section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims and Interests. Administrative Expenses and Priority Claims of the kinds specified in Sections 507(a)(1), 502(i) and 507(a)(8) of the Bankruptcy Code have not been classified and are excluded from the following classes in accordance with Section 1123(a)(1) of the Bankruptcy Code.

          Section 4.01 Class 1 consists of all TARC Senior Secured Note Claims.

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 10

          Section 4.02 Class 2 consists of all General Unsecured Claims.

          Section 4.03 Class 3 consists of all TARC Subordinated Note Claims.

          Section 4.04 Class 4 consists of all TARC Common Stock Interests.


                                   ARTICLE V

                       TREATMENT OF CLAIMS AND INTERESTS


          Section 5.01 Treatment of Allowed Class 1 Claim (TARC Senior Secured Note Claims).

          (a) The TARC Senior Secured Note Claims are Allowed in full. On the Effective Date, the holders of the Allowed TARC Senior Secured Note Claims as of the Distribution Record Date shall receive on account of its allowed TARC Senior Secured Note Claims all of Debtor's right, title and interest in each item of Collateral securing any of the Debtor's obligations arising under, in respect of, or relating to the TARC Senior Secured Note, the TARC Senior Secured Loan Agreement and/or any other agreement or instrument entered into in connection therewith, including, without limitation, all of the Debtor's right, title and interest in the TCR Preferred Stock.

          (b) For the purposes of Distributions to the holders of Allowed TARC Senior Secured Note Claims, Firstar shall be, and hereby is, deemed to be the sole holder of all such Claims. All Distributions on account of Allowed TARC Senior Secured Note Claims shall be distributed to Firstar, for further Distribution to the TEC Bondholders pursuant to the terms of the TEC Senior Secured Notes Indenture, the Plan and the Plan Documents. Neither Firstar nor the TEC Bondholders shall have assumed or be deemed to have assumed any liabilities or obligations of the Debtor by virtue of the treatment of the Allowed TARC Senior Secured Note Claims and this Section 5.01.

          (c) Class 1 is Impaired. Holders for Allowed TARC Senior Secured Note Claims shall be entitled to vote to accept or reject the Plan.

          Section 5.02 Treatment of Allowed Class 2 Claims (General Unsecured Claims).

          (a) Each holder of an Allowed General Unsecured Claim, together with each holder of a Class 3 Allowed TARC Subordinated Note Claim, shall receive on account of its Allowed General Unsecured Claim, its Ratable Proportion of the Litigation Trust.

          (b) Class 2 is Impaired under the Plan. Holder of such Claims shall be entitled to vote to accept or reject the Plan.

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 11

          Section 5.03 Treatment of Allowed Class 3 Claims (TARC Subordinated Note Claims).

          (a) The TARC Subordinated Note Claims are allowed in full. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed TARC Subordinated Note Claim as of the Distribution Record Date, together with each holder of a Class 2 Allowed General Unsecured Claim, shall receive on account of its Allowed Claim, its Ratable Proportion of the Litigation Trust, which shall be evidenced by trust certificates to be issued by the Estate Representative.

          (b) Class 3 is Impaired. Holders of such Claims shall be entitled to vote to accept or reject the Plan.

          Section 5.04 Treatment of Allowed Class 4 Interests (TARC Common Stock Interests).

          (a) The holders of TARC Common Stock Interests shall receive no distributions of any kind under the Plan in respect of those Interests.

          (b) Class 4 is Impaired under the Plan. Holders of such Interests shall be deemed to have rejected the Plan.

                                   ARTICLE VI

                      MEANS FOR IMPLEMENTATION OF THE PLAN

          In addition to the provisions set forth elsewhere in this Plan, the following shall constitute the means for implementation of this Plan.

          Section 6.01 General Corporate Matters. The Debtor shall take such action as is necessary under the laws of the State of Texas, federal law and other applicable law to effect the terms and provisions of the Plan and the Plan Documents.

          Section 6.02 Distributions to Holders of Allowed Claims; Further Transactions. On the Effective Date, the Debtor shall execute and deliver to the holders of Allowed TARC Senior Secured Note Claims, all documents, agreements and instruments reasonably requested by Firstar and/or the Bondholder Committee, to effectuate the treatment of the Allowed TARC Senior Secured Note Claims. The Administrative Designee shall execute such further documents, instruments and agreements as are necessary to effectuate and further evidence the terms and conditions of the Plan.

          Section 6.03 Distribution to Holders of TARC Subordinated Notes and TEC Bondholders. For the purposes of Distributions to the holder of Allowed TARC Subordinated Note Claims, First Union shall be deemed to be the sole holder of such Claims. All Distributions on

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 12
account of Allowed TARC Subordinated Note Claims, including trust certificates evidencing Ratable Proportions of the Litigation Trust shall initially be distributed to First Union, for further Distribution to the TARC Subordinated Note holders. Subsequent to First Union's Distribution of the trust certificates to the holders of Allowed TARC Subordinated Note Claims, all Distributions from the Litigation Trust shall be made directly to the holders of the trust certificates by the Estate Representative. Notwithstanding anything contained in this Plan or the TEC Senior Secured Notes Indenture to the contrary, Firstar shall have no duties to the TEC Bondholders with respect to the Distributions it receives pursuant to Section 501(b) of this Plan, other than (i) in accordance with the Confirmation Order, to recover the common stock of Orion Refining Corporation that was pledged to TEC in accordance with that certain Security and Pledge Agreement by TCR in favor of TEC, dated as of December 15, 1998, (ii) to distribute to each TEC Bondholder its Ratable Proportion of such common stock of Orion Refining Corporation, and (iii) to distribute to each TEC Bondholder its Ratable Proportion of the TCR Preferred Stock; provided, however, that any additional distribution made by Firstar, at its own volition, to the TEC Bondholders (or any of them) shall only be made if made, pro rata, in accordance with the TEC Senior Secured Notes Indenture. No fractional shares of stock shall be distributed in accordance with the foregoing. When any Distribution of the same to the TEC Bondholders would otherwise result in the issuance of a number of shares of stock that is not a whole number, the actual Distribution of shares of stock shall be rounded as follows: (x) fractions of one-half or greater shall be rounded to the next higher whole number and (y) fractions of less than one-half shall be rounded to the next lower whole number.

          Section 6.04 Approval of Agreements. The solicitation of votes on the Plan shall be deemed a solicitation for the approval of the Plan Documents and transactions contemplated by this Plan. Entry of the Confirmation Order shall constitute approval of such other agreements and transactions as the Confirmation Order shall so provide.

          Section 6.05 Cancellation and Surrender of Existing Securities; Cancellation of Indentures.

          (a) Cancellation of Existing Securities and Agreements. On the Effective Date, the TARC Common Stock, and any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating the Debtor to issue, transfer, or sell any shares of TARC Common Stock, or any other capital stock of the Debtor shall be canceled and the holders thereof shall have no rights, and such instruments shall evidence no rights. After First Union or its agents perform their obligations under the Plan, the Plan Documents and the TARC Subordinated Notes Indenture, such Indenture, the TARC Subordinated Notes, and all related agreements and instruments shall be deemed canceled, except that such cancellation shall not impair the rights of the holders of the TARC Senior Subordinated Note Claims to receive Distributions under the Plan or the rights of First Union under its charging liens, if any, pursuant to the TARC Subordinated Notes Indenture to the extent that First Union has not received payment and, to the extent applicable, a reserve has been established on account of the Indenture Trustee Claim. After Firstar shall have performed all of its obligations under Sections 5.01(b) and 6.03 of the Plan, Section 6.02 of the TEC Plan and the TEC Senior Secured Notes Indenture (which Firstar shall be obligated to perform reasonably promptly), such Indenture, the TEC Senior Secured Notes and any

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 13
and all related agreements and instruments (including, without limitation, any and all related agreements and instruments granting Firstar any security interest and/or rights in connection therewith and/or under which Firstar has been granted any other rights, regardless of whether the Debtor is the obligor or granting party thereunder) shall be deemed cancelled in all respects, except that such cancellation shall not impair the rights of the holders of TARC Senior Secured Note Claims to receive Distributions under the Plan or the rights of Firstar under its charging lien, if any, pursuant to the TEC Senior Secured Notes Indenture to the extent that Firstar has not received payment and, to the extent applicable, a reserve has been established on account of the Firstar Indenture Trustee Claim. During the time period commencing on the Confirmation Date and terminating on the date on which Firstar shall have performed all of its obligations under Sections 5.01(b) and 6.03 of the Plan, Section 6.02 of the TEC Plan and the TEC Senior Secured Notes Indenture, Firstar shall not, unless otherwise directed in writing by a majority in principal amount of the TEC Bondholders, enforce any remedies nor exercise any rights under or with respect to the TEC Senior Secured Notes Indenture, the TEC Senior Secured Notes and/or any and all related agreements and instruments including, without limitation, any and all related agreements granting Firstar any security interest and/or rights in connection therewith and/or under which Firststar has been granted any other rights regardless of whether the Debtor is the obligor or granting party thereunder, except insofar as the same relate to (a) the appeal of the order of the Bankruptcy Court confirming the TransTexas Plan and/or any order of the Bankruptcy Court or any appellate court entered in connection therewith, (b) Firstar's charging lien, if any, under the TEC Senior Secured Notes Indenture, and/or (c) Firstar's right to payment and indemnification under the TEC Senior Secured Notes Indenture.

          (b) Surrender of Existing Securities. As a condition to receiving any Distribution under the Plan, each holder of a promissory note, share certificate, or other instrument evidencing a Claim or Interest must surrender such promissory note, share certificate, or other instrument to the Debtor or its designee. Any holder of a Claim or Interest that fails to (a) surrender such instrument or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Debtor or the Estate Representative and furnish a bond in the form, substance, and amount reasonably satisfactory to the Debtor or the Estate Representative before the later to occur of (i) the second anniversary of the Effective Date and (ii) six (6) months following the date such holder's Claim becomes an Allowed Claim, shall be deemed to have forfeited all rights, Claims, and/or Interests and may not participate in any Distribution under the Plan.

          Section 6.06 Estate Representative. On the Confirmation Date, the Plan shall be implemented under the supervision of a representative or representatives appointed by the Debtor, with the prior consent of the Executive Committee of the Creditors' Committee (the "Executive Committee"), as defined in the TransTexas Plan and the Bondholder Committee. The Estate Representative shall be appointed at or prior to the Confirmation Date. The Estate Representative shall be entitled to reasonable compensation, subject to the approval of the Bankruptcy Court. The duties and powers of the Estate Representative shall include all powers necessary to implement the Plan, including but not limited to, the following: (i) to compromise, dismiss or pursue in litigation any and all Claims of the Debtor and its Creditors pending or existing at Confirmation against the Defendants; (ii) to retain professionals to assist it in performing its duties hereunder; and (iii) to serve as Trustee of the Litigation Trust hereunder and Disbursing Agent hereunder. Upon the

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 14

Effective Date, the Executive Committee shall cease to exist except as provided in the TransTexas Plan. In the event the position of the Estate Representative hereunder is vacated for any reason, the Executive Committee shall reconvene for the sole purpose of selecting a successor Estate Representative. If the Executive Committee fails to select a successor Estate Representative within thirty days after the Executive Committee is reconvened, one shall be selected by the United States Trustee. The Estate Representative shall be required to disclose his or her connections, if any, to the Debtor, Creditors, any other party-in-interest and to the United States Trustee for the Southern District of Texas, Corpus Christi Division.

          Section 6.07 Litigation Trust. On the Effective Date: (i) a Litigation Trust shall be deemed to be established for the purpose of pursuing Claims of the Debtor or its Creditors against the Defendants; (ii) the Estate Representative shall be authorized to execute a Litigation Trust Agreement, issue trust certificates, and take all other steps necessary to establish the Litigation Trust; and (iii) the Claims of the Debtor against the Defendants shall be assigned to the Litigation Trust as successor in interest to the Debtor.

          The Claims assigned to the Litigation Trust shall include only the Claims of the Debtor and its Estate against the Defendants. The decision of whether or not to pursue the litigation at all or to compromise Claims once they have been asserted shall be in the sole discretion of the Estate Representative.

          Section 6.08 Corporate Action.

          (a) Each of the matters provided for under the Plan involving the corporate structure of the Debtor or corporate action to be taken by, or required of, the Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement or further action by stockholders, directors or members, as the case may be, of the Debtor. On or after the Effective Date, the Administrative Designee shall be authorized and directed to take all necessary and appropriate actions to effectuate the transactions contemplated by the Plan.

          (b) On the Effective Date, the Debtor shall be dissolved without any further action by the stockholders or directors of the Debtor, and the Administrative Designee shall reasonably promptly file a certificate of dissolution of the Debtor and take all other actions necessary or appropriate to effect such dissolution under applicable state law.

          Section 609 Payment of Fees. All fees payable on or before the Effective Date (i) pursuant to section 1930 of title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, and (ii) to the United States Trustee, shall be paid by the Debtor on or before the Effective Date and all such fees payable after the Effective Date shall be paid by the Administrative Designee.

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 15

                                   ARTICLE VII

                  DISPUTED CLAIMS, DISPUTED INTERESTS, RESERVES
                    AND MISCELLANEOUS DISTRIBUTION PROVISIONS

          Section 7.01 Objections. An objection to the allowance of a Claim (other than an Administrative Expense Claim) or Interest shall be in writing and may be Filed by the Debtor, or the Estate Representative, or any other party in interest, at any time on or before the Objection Deadline. The "Objection Deadline" is the later of (a) the l2Oth day following the Effective Date unless such period is extended by order of the Bankruptcy Court, (b) sixty (60) days after the Filing of the proof of such Claim or Interest or (c) such other date set by order of the Bankruptcy Court (the application for which may be made on an ex parte basis). The objecting party shall serve a copy of each such Objection upon the holder of the Claim or Interest to which it pertains and upon the Debtor, or the Estate Representative, as the case may be, and, prior to the Effective Date, the Creditors' Committee. The Debtor or the Estate Representative will prosecute each Objection to a Claim or Interest until determined by a Final Order unless the Debtor or the Estate Representative (i) compromises and settles an Objection to a Claim or Interest by written stipulation, subject to Bankruptcy Court approval, if necessary or (ii) withdraws an Objection to a Claim or Interest.

          Section 7.02 Amendments to Claims; Claims Filed After the Confirmation Date. Except as otherwise provided in this Plan, after the Confirmation Date, a Claim may not be Filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the holder of such Claim solely to decrease, but not to increase, the Face Amount thereof. Except as otherwise provided in this Plan, any new or amended Claim Filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtor.

          Section 7.03 Payment or Distribution of Disputed Claim or Disputed Interest. No payment or distribution will be made in respect of a Disputed Claim or Disputed Interest unless and until such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest. Notwithstanding the foregoing, on or as soon as practicable after the Objection Deadline, the Estate Representative shall make Distributions to holders of Disputed Claims or Disputed Interest to the extent, and only to the extent, the portion of such Claim or Interest is not subject to a pending objection.

          Section 7.04 Timing of Payment or Distribution When a Disputed Claim or Disputed Interest Becomes an Allowed Claim or Allowed Interest. Subject to the provisions of this Plan and the Litigation Trust Agreement, Distributions with respect to each Disputed Claim that becomes an Allowed Claim that would have otherwise been made had the Claim been an Allowed Claim on the Effective Date shall be made within thirty (30) days after the date on which such Disputed Claim becomes an Allowed Claim.

          Section 7.05 Undeliverable or Unclaimed Distributions. Any Entity that is entitled to receive a Cash Distribution under this Plan but that fails to cash a check within 120 days of its

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 16
issuance shall be entitled to receive a reissued check from the Disbursing Agent for the amount of the original check, without any interest, if such Entity requests the Disbursing Agent or its designee to reissue such check and provides the Disbursing Agent or its designee, with such documentation as the Disbursing Agent or its designee requests to verify that such Entity is entitled to such check, prior to the later of (a) the second anniversary of the Effective Date or
(b) six (6) months after such Claim becomes an Allowed Claim. If an Entity fails to cash a check within 120 days of its issuance and fails to request reissuance of such check prior to the later to occur of (a) the second anniversary of the Effective Date or (b) six (6) months following the date such Entity's Claim becomes an Allowed Claim, such Entity shall not be entitled to receive any distribution under this Plan with respect to the amount of such check. If the distribution to any holder of an Allowed Claim is returned to the Disbursing Agent or its designee as undeliverable, no further distributions will be made to such holder unless and until the Disbursing Agent or its designee is notified in writing of such holder's then-current address.

          All Claims for undeliverable distributions must be made on or before the later to occur of (i) the second anniversary of the Effective Date and (ii) six (6) months following the date such Entity's Claim becomes an Allowed Claim. After such date, all unclaimed property shall revert to the Disbursing Agent and the Claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheatment laws to the contrary.

          Section 7.06 Allocation of Consideration. The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under this Plan shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders and any remaining consideration as satisfying accrued, but unpaid, interest through the Effective Date, if any.

          Section 7.07 Distributions to the Holders of General Unsecured Claims. In connection with the process of resolution of Disputed Claims, the Bankruptcy Court will determine the amount of ultimately Allowed General Unsecured Claims and consequently, the final distributions to holders of Allowed General Unsecured Claims pursuant to this Plan.

          Section 7.08 Transmittal of Distributions and Notices.

          (a) Any property or notice other than Cash Distributions made through
Section 7.05 which an Entity is or becomes entitled to receive pursuant to the Plan shall be delivered by regular mail, postage prepaid, in an envelope addressed to that Entity at the address indicated on any notice of appearance Filed by that Entity or his authorized agent prior to the Effective Date. If no notice of appearance has been Filed, notice shall be sent to the address indicated on a properly Filed proof of Claim or, absent such a proof of Claim or Interest, the address that is Scheduled for that Entity or register maintained for register securities. The date of Distribution shall be the date of mailing, and property distributed in accordance with this Section shall be deemed delivered to such Entity regardless of whether such property is actually received by that Entity.

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 17

          (b) A holder of a Claim may designate a different address for notices and distributions by notifying the Debtor or after the Effective Date, the Estate Representative, the Administrative Designee or with respect to the holder of a TARC Senior Secured Note Claims, Firstar, or with respect to a holder of a TARC Subordinated Note Claim, First Union, of that address in writing. The new address shall be effective upon receipt by the Debtor, the Estate Representative, the Administrative Designee, Firstar or First Union, as the case may be.

          (c) Notwithstanding anything contrary herein and above, to the extent that a Distribution is required to be made to a Paying Agent, the address for the relevant Claim shall be the address of the relevant Paying Agent.

          Section 7.09 Distribution Record Date. As of the close of business on the Distribution Record Date, the transfer register for the TARC Subordinated Notes and the TEC Senior Secured Notes will be closed, and the Disbursing Agents, First Union and Firstar and their respective agents will have no obligation to recognize the transfer of any TARC Subordinated Notes or the transfer of any TEC Senior Secured Notes occurring after such time and will be entitled for all purposes herein to recognize and deal only with those holders of record as of such time.

          Section 7.10 Method of Cash Distributions. Any Cash payment to be made pursuant to this Plan may be made by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.

          Section 7.11 Distributions on Non-Business Days. Any Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.


          Section 7.12 Withholding Taxes. Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from distributions hereunder. All Entities holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.

          Section 7.13 Disputed Distributions. If any dispute arises as to the identity of a holder of an Allowed Claim or an Allowed Interest who is to receive any Distribution, the Disbursing Agent, Firstar, or Bank One may, in lieu of making such Distribution to such Entity, make such distribution into an escrow account until the disposition thereof shall be determined by Final Order of the Bankruptcy Court or by written agreement among the interested parties to such dispute.

                                  ARTICLE VIII

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 18

          Section 8.01 Rejection Generally. On the Effective Date, pursuant to
Section 365 of the Bankruptcy Code, all executory contracts and unexpired leases are rejected. The Confirmation Order shall constitute an Order of the Bankruptcy Court approving the rejection of all of the Debtor's executory contracts and unexpired leases.

          Section 8.02 Bar Date for Rejection Damages. If the rejection of an executory contract or unexpired lease pursuant to Section 8.01 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim, to the extent that it is timely Filed it is a General Unsecured Claim, shall be classified in Class 2. A proof of Claim for rejection damages must be Filed and served on the Debtor or the Estate Representative, as the case may be, within forty-five days after the earlier of (a) the date of entry of the first order of the Bankruptcy Court rejecting the executory contract or unexpired lease, or (b) the Confirmation Date.

                                   ARTICLE IX

                     DISCHARGE, RELEASES AND INDEMNIFICATION

          Section 9.01 No Discharge of Debtor. The Plan provides for liquidation of all of the Debtor's assets and the discontinuance of its business. Accordingly, and pursuant to Section 1141(d)(3)of the Bankruptcy Code, the Debtor shall not receive a discharge.

          Section 9.02 Releases.

          (a) On the Effective Date, the Debtor shall be deemed to release unconditionally, and hereby is deemed to release unconditionally on such date
(i) each present or former officer, director, shareholder, employee, consultant, attorney, accountant and other representatives of the Debtor, (ii) the Creditors' Committee and, solely in their capacity as members or representatives of the Creditors' Committee, each consultant, attorney, accountant or other representative or member of the Creditors' Committee. (iii) the entities serving on the Bondholder Committee at any time during the Chapter 11 Case and, solely in their capacity as representatives of such holders, each of such entity's respective officers, directors, shareholders, partners, agents, employees, consultants, attorneys, accountants and other representatives, (iv) Firstar as Indenture Trustee, and, solely in their capacity as representatives of Firstar, as Indenture Trustee, each of such Entity's officers, directors, shareholders, employees, consultants, attorneys, accountants, advisors, affiliates and other representatives, (v) First Union as Indenture Trustee, and, solely in their capacity as representatives of First Union, as Indenture Trustee, each of such Entity's officers, directors, shareholders, employees, consultants, attorneys, accountants, advisors, affiliates and other respective members, and (vi) the holders of Bondholder DIP Claims and, solely in their capacity as representatives of such holders, each of such holder's respective officers, directors, shareholders, partners, agents, employees, consultants, attorneys, accountants, advisors, affiliates and other representatives (the Entities specified in clauses (i) through (vi) are referred to collectively as the "Releasees"), from any and all claims, obligations, suits, judgments, rights, damages, causes of action and liabilities

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 19
whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon or related to any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Chapter 11 Case, and/or the Plan, except that no officers or directors of the Debtor shall be released with respect to (w) any indebtedness of such Releasee to Debtor or Debtor-in-Possession for money borrowed by such Releasee, (x) any setoff or counterclaim Debtor or Debtor-in-Possession may have or assert against any such Releasee, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Releasee against Debtor or Debtor-in-Possession, as the Case may be, (y) Claims arising from the fraud, willful misconduct or gross negligence of such Releasee. or, (z) claims arising from the usurpation of any corporate opportunity.

          (b) On the Effective Date, each holder of a Claim and/or Interest, other than as provided in the Plan or the Confirmation Order, shall be deemed to have released unconditionally, and hereby is deemed to release unconditionally on such date, the Releasees, from any and all rights, Claims, causes of action, obligations, suits, judgments, damages and liabilities whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or before the Effective Date in any way relating to the Debtor and/or to the Chapter 11 Case or the Plan.

          (c) If and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the foregoing releases, then the Debtor, with the prior consent of the Bondholder Committee, reserves the right to amend the Plan so as to give effect as much as possible to the foregoing releases, or to delete them.

          Section 9.03 Indemnification. Notwithstanding any other provisions of the Plan, the obligations of the Debtor to indemnify its present and former directors, officers and employees against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation or bylaws of the Debtor, applicable state law, specific agreement or any combination of the foregoing shall not survive the Effective Date and shall be discharged, regardless of whether indemnification is owed in connection with an event occurring prior to, upon or subsequent to the Petition Date.

          Section 9.04 Conclusion of Chapter 11 Cases and Dissolution of Creditors' Committee.

          Except with respect to any appeal of an order in the Chapter 11 Case, and any matters related to any proposed modification of the Plan, on the Effective Date, the Creditors' Committee shall be dissolved and the members, employees, agents, advisors and representatives (including, without limitation, attorneys, financial advisors, and other Professionals) of each thereof shall thereupon be released from and discharged of and from all further authority, duties, responsibilities and obligations related to, arising from and in connection with the Chapter 11 Case.

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 20

                                    ARTICLE X

                 CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE

          Section 10.01 Conditions to Occurrence of the Effective Date. The following are conditions precedent to the occurrence of the Effective Date:

          (a) The Confirmation Order shall have been entered and become a Final Order in form and substance satisfactory to the Debtor and the Bondholder Committee.

          (b) The Debtor shall have sufficient Cash, to satisfy all Cash obligations under the Plan due on or as of the Effective Date.

          (c) No order of a court shall have been entered and shall remain in effect restraining the Debtor from consummating the Plan.

          (d) The Debtor and the Bondholder Committee shall each have approved each of the Plan Documents and such Plan Documents shall have been executed in accordance with their terms.

          Section 10.02 Waiver of Conditions. The Debtor may waive, with the prior consent of the Bondholder Committee, one or more of the conditions to the occurrence of the Effective Date.

                                   ARTICLE XI

                              LEGAL BINDING EFFECT

          Section 11.01 Effects of Confirmation. Upon Confirmation, and pursuant to Section 1141(a) of the Bankruptcy Code, the provisions of the Plan will bind the Debtor, the Bondholder Committee, the Creditors' Committee, the SubDebt Committee, the Estate Representative, the Administrative Designee and all Creditors and Interest holders, including their successors and assigns, whether or not they accept the Plan. The Claims and Distributions under the Plan to Creditors are in full and complete settlement of all Claims and Interests.


                                   ARTICLE XII

                            ADMINISTRATIVE PROVISIONS

          Section 12.01 Retention of Jurisdiction. Notwithstanding entry of the Confirmation Order, the Bankruptcy Court shall retain jurisdiction as is legally permissible, including, without limitation, for the following purposes:

          (a) to determine (i) any Disputed Claims, Disputed Interests and all related Claims accruing after the Confirmation Date including rights and liabilities under contracts giving rise to such Claims, (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 21
liens and other encumbrances and (iii) preconfirmation tax liability pursuant to
Section 505 of the Bankruptcy Code;

          (b) to allow, disallow, estimate. liquidate or determine any Claim or Interest against the Debtor and to enter or enforce any order requiring the Filing of any such Claim or Interest before a particular date;

          (c) to approve all matters related to the rejection of any executory contract or unexpired lease of the Debtor pursuant to Section 365 of the Bankruptcy Code;

          (d) to determine requests for payment of administrative expenses entitled to priority under Section 507(a)(l) of the Bankruptcy Code, including compensation of parties entitled thereto;

          (e) to resolve controversies and disputes regarding the interpretation and implementation of this Plan, any disputes relating to whether or not a timely and proper proof of Claim was Filed or whether a Disallowed Claim or Disallowed Interest should be reinstated;

          (f) to implement the provisions of this Plan and entry of orders in aid of confirmation and consummation of this Plan;

          (g) to modify the Plan pursuant to Section 1127 of the Bankruptcy
Code;

          (h) to adjudicate any and all Causes of Action that arose in this Chapter 11 Case preconfirmation or in connection with the implementation of this Plan, whether or not pending on the Confirmation Date, including without limitation, any remands of appeals;

          (i) to resolve disputes concerning any reserves with respect to Disputed Claims, Disputed Interests or the administration thereof;

          (j) to resolve any disputes concerning whether a person or entity had sufficient notice of the Chapter 11 Case, the Bar Date, the hearing on the approval of the Disclosure Statement as containing adequate information, the hearing on the confirmation of this Plan for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

          (k) to determine any and all applications, Claims, Interests, pending adversary proceedings and contested matters (including, without limitation, any adversary proceeding or other proceeding to recharacterize agreements or reclassify Claims or Interests) in this Chapter 11 Case;

          (l) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

          (m) to seek the issuance of such orders in aid of execution of the Plan, to the extent authorized by Section 1142 of the Bankruptcy Code;

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 22

          (n) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

          (o) to recover all assets of the Debtor and property of the Estate, wherever located, including any Causes of Action under Sections 544 through 550 of the Bankruptcy Code and the Lawsuit;

          (p) to hear and resolve matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

          (q) to hear any other matter not inconsistent with the Bankruptcy
Code;

          (r) to resolve any and all disputes or controversies relating to Distributions to be made, and/or reserves to be established, under this Plan, including, without limitation, the Distributions to be made by either Indenture Trustee and the rights of such Indenture Trustee;

          (s) to enter a final decree closing the Chapter 11 Case;

          (t) to resolve issues regarding the administration of Distributions to holders of the TEC Senior Secured Notes; and

          (u) to approve settlements relating to (t) above.

          Section 12.02 Cram Down. If all of the applicable requirements for confirmation of the Plan are met as set forth in Section 1129(a) of the Bankruptcy Code except subsection (8) thereof, the Debtor, with the prior consent of the Bondholder Committee, may request the Court to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code, notwithstanding the requirements of such subsection (8), on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to any Impaired Class that does not vote to accept this Plan as described in the Disclosure Statement.

          Section 12.03 Modification of the Plan. The Debtor, with the prior consent of the Bondholder Committee, reserves the right, to alter, amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtor, with the prior consent of the Bondholder Committee, may, upon order of the Bankruptcy Court, alter, amend or modify the Plan in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

          Section 12.04 Exemption from Certain Transfer Taxes. Pursuant to
Section 1146(c) of the Bankruptcy Code: (a) the issuance, transfer or exchange of any securities, instruments or documents; (b) the creation of any other lien, mortgage, deed of trust or other security interest; (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with, the Plan,

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 23
including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the revesting, transfer or sale of any real or personal property of the Debtor pursuant to, in implementation of, or as contemplated in the Plan, and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

          Section 12.O5 Compromise of Controversies. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtor, the Estates, and any Entity holding Claims against the Debtor.

          Section 12.06 Withdrawal or Revocation of the Plan. The Debtor, with the prior consent of the Bondholder Committee, reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Plan is revoked or withdrawn, or if the Confirmation Date does not occur, the Plan shall have no force and effect.

          Section 12.07 Successors and Assigns. The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Entity.

          Section 12.08 Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

          Section 12.09 Notices. All notices, requests or demands for payments provided for in this Plan shall be in writing and shall be deemed to have been received, by mail, addressed to:

          TransAmerican Refining Corporation
          1300 North Sam Houston Parkway East
          Houston, Texas 77032-2949
          Attn:   Simon Ward

          with copies to:


Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 24

          Gardere & Wynne, L.L.P.
          3000 Thanksgiving Tower
          1601 Elm Street
          Dallas, Texas 75201
          Attn:   Deirdre B. Ruckman, Esq.

          and:



          TransAmerican Refining Corporation Bondholder Committee
          c/o Cadwalader, Wickersham & Taft
          100 Maiden Lane
          New York, New York 10038
          Attn:    Michael J. Sage, Esq.


Any of the above may, from time to time, change its address for future notices and other communications hereunder by Filing a notice of the change of address with the Bankruptcy Court. Any and all notices given under this Plan shall be effective when received.

          Section 12.10 Severability. Except as to terms which would frustrate the overall purposes of this Plan, should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of this Plan.

          Section 12.11 Interpretation, Rules of Construction, Computation of Time, and Choice of Law.

          (a) The provisions of the Plan shall control over any descriptions thereof contained in the Disclosure Statement.

          (b) Any term used in the Plan that is not defined in the Plan, either in Article II (Definitions) or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply to the Plan, unless superseded herein.

          (c) Unless specified otherwise in a particular reference, all references in the Plan to Articles, Sections and Exhibits are references to Articles, Sections and Exhibits of or to the Plan.

          (d) Any reference in the Plan to a contract, document, instrument, release, bylaw, certificate, indenture or other agreement being in a particular form or on particular terms and

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 25
conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

          (e) Any reference in the Plan to an existing document or Exhibit means such document or Exhibit as it may have been amended, restated, modified or supplemented as of the Effective Date without limitation to the provisions set forth in Article VI of this Plan.

          (f) Captions and headings to Articles and Sections in the Plan are inserted for convenience of reference only and shall neither constitute a part of the Plan nor in any way affect the interpretation of any provisions hereof.

          (g) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

          (h) All exhibits, annexes and schedules to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan, regardless of when Filed.

          (i) Subject to the provisions of any contract, certificate, bylaws, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

          (j) Where applicable, references to the singular shall include the plural and vice-versa.

          Section 12.12 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Entity with respect to any matter set forth herein.

          Section 12.13 Limitation of Liability. None of the Debtor, the Creditors' Committee, the Entities serving on the Bondholder Committee, at any time during the Chapter 11 Case, the holders of the Bondholder DIP Secured Claims, Firstar, First Union, nor any of their respective officers, directors, employees, members, agents, underwriters or investment bankers, nor any other professional persons employed by any of them (collectively, the "Exculpated Persons"), shall have or incur any liability to any Entity for any act taken or omission made in good faith in connection with or related to formulating, negotiating, implementing, confirming or consummating the Plan, the Disclosure Statement or any Plan Document. The Exculpated Persons shall have no liability to the Debtor, any holder of a Claim, any holder of an Interest, any other party in interest in the Chapter 11 Case or any other Entity for actions taken or not taken under the Plan, in connection herewith or with respect hereto, or arising out of their administration of the Plan or the property to be distributed under the Plan, in good faith, including, without limitation, failure to obtain Confirmation or to satisfy any condition or conditions, or refusal to waive any condition or conditions, to the occurrence of the Effective Date, and in all respects such Exculpated Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 26

                                              Respectfully submitted,



                                              TransAmerican Refining Corporation

                                              By:    /s/ ED DONAHUE
                                                  ------------------------------
                                                  Name:  Ed Donahue

                                                  Title: Vice President

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Refining Corporation                                    Page 27